SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                          FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                          PURSUANT TO SECTION 12(b) OR (g) OF THE
                              SECURITIES EXCHANGE ACT OF 1934


                                UNION BANKSHARES CORPORATION
                   (Exact name of registrant as specified in its charter)

              Virginia                             54-1598552
     (State of incorporation or       (I.R.S. Employer Identification No.)
            organization)

                                   212 North Main Street
                                        P.O. Box 446
                               Bowling Green, Virginia 22427
                          (Address of principal executive offices)

             Securities to be registered pursuant to Section 12(b) of the Act:


    Title of Each Class to be so      Name of Each Exchange on Which Each
             Registered                    Class is to be Registered

                 N/A                                  N/A

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-81199

      Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $2.00 par value per share
                                (Title of class)

Item 1.           Description of Registrant's Securities to be Registered.

      A description of the Registrant's Common Stock is set forth under the caption "Description of Union Capital Stock" in the Registrant's Registration Statement on Form S-4, as amended (File No. 333-49563), filed with the Securities and Exchange Commission (the "Registration Statement"), and such information is hereby incorporated by reference herein. The Registration Statement was originally filed on April 7, 1998.

Item 2.           Exhibits.

The following exhibits are filed as a part of this registration statement:

     Exhibit Number   Description of the Exhibit
     --------------   --------------------------

            1         Articles of Incorporation*
            2         Bylaws**



--------
 * Incorporated by reference to Exhibit 3.1 contained in the Registrant's Form S-4 Registration Statement
    (No. 33-60458).
 ** Incorporated by reference to Exhibit 3.2 contained in the Registrant's Form S-4 Registration Statement
    (No. 33-60458).

                                         SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                          Union Bankshares Corporation



                            By: /s/ G. William Beale
                              ------------------------------------
                                       G. William Beale
                                       President and Chief Executive Officer



Dated: July 2, 1999